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                                                                    Exhibit 3.34

This document contains a print of the New Article of Association of Natural Water Limited as adopted by Special Resolution passed on 26th July 1994.


                                                  ------------------------------
                                                  Director

                        THE COMPANIES ACTS 1985 AND 1989

          P R I V A T E  C O M P A N Y  L I M I T E D  B Y  S H A R E S

                              COMPANY NUMBER 149165

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                                       NEW

                             ARTICLES OF ASSOCIATION

                                       OF

                              NATURAL WATER LIMITED

                        (Incorporated 21 February, 1994)

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                                 McGRIGOR DONALD
                                  Pacific House
                              70 Wellington Street
                                 Glasgow G2 6SB
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                        THE COMPANIES ACTS 1985 AND 1989

          P R I V A T E  C O M P A N Y  L I M I T E D  B Y  S H A R E S

                                       NEW

                             ARTICLES OF ASSOCIATION

                                       OF

                              NATURAL WATER LIMITED

            (Adopted by Special Resolution passed on 26th July 1994)

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                                   PRELIMINARY

1. The Regulations contained in Table A in the Schedule to the Companies (Tables A to F Regulations 1985 as amended by the Companies (Tables A to
      F) (Amendment) Regulations 1985 ("Table A") so far as not excluded or modified by the following Articles shall apply to the Company.

2.    Regulations 5, 8, 24, 33, 64, 73 to 75 inclusive, 80, 94, 95 and 118 of
      Table A shall not apply to the Company and the following Regulations thereof shall be modified.

      Regulation 6 by the deletion of the words "sealed with the seal" and the substitution of the words "executed in terms of section 36B of the Act";

      Regulation 32 by the deletion of paragraph (a) and the consequential re-lettering of the subsequent paragraphs and the addition to the original paragraph (b) of the words "but so that any such consolidation and/or division shall not result in any member becoming entitled to fractions of a share";

      Regulation 32 by the deletion of paragraph (a) and the consequential re-lettering of the subsequent paragraphs and the addition to the original paragraph (b) of the words "but so that any such consolidation and/or division shall not result in any member becoming entitled to fractions of a share;
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      Regulation 40 by the addition at the end of the second sentence of the words "provided that if the Company shall have duly one member, one member present in person or by proxy shall be a quorum";

      Regulation 46 by the deletion of paragraphs (a) to (d) inclusive and the substitution of the words "by the chairman or by any person present entitled to vote upon the business to be transacted;";

      Regulation 50 by the addition of the word "not" between the words "shall" and "be";

      Regulation 54 by the addition of the words "or by proxy" between the words "vote," and "shall" and the words "fully paid" between the words "every" and "share";

      Regulation 66 by the addition of the words "(subject to his giving the Company an address within the United Kingdom at which notice may be served upon him)" between the words "shall" and "be";

      Regulation 67 by the deletion of the words from "but" until the end;

      Regulation 72 by the addition of the words "Any committee shall have power, unless the Directors direct otherwise, to co-opt as a member or members of the committee for any specific purpose any person, or persons, not being a Director of the company." At the end;

      Regulation 76 by the deletion of the words "other than a director retiring by rotation", "or reappointed" and "or reappointment" each time they appear;

      Regulation 77 by the deletion that the words "(other than a director retiring by rotation at the meeting)", "or reappointment" and "or reappointed" each time they appear;

      Regulation 78 by the deletion of the words "and may also determine the rotation in which any additional directors are to retire";

      Regulation 79 by the deletion of the second and third sentences;

      Regulation 82 by the addition of the words "by way of directors' fees" between the words "remuneration" and "as";


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      Regulation 84 by the addition of the words "Unless the contrary shall be provided in the terms of his appointment" at the beginning of the third sentence and the deletion of the fourth sentence;

      Regulation 85(c) by the addition of the words ", subject to the terms of any contract of employment between the Company and the Director," between the words "shall and "not"; and

      Regulation 88 by the addition of the word "not" between the words "shall" and "have" in the fifth sentence; and

      Regulation 115 by the deletion of the number "48" and the substitution of the number "24".

      Unless otherwise required by the context of the Articles, words or expressions which are defined in Table A shall have the same meaning in the Articles.

      Unless otherwise required by the context of the Articles, words importing the singular only shall include the plural and vice versa; words importing any gender shall include the other genders; and words importing natural persons shall include corporations and vice versa.

                                  SHARE CAPITAL

2.1 The share capital of the Company as at the date of adoption of these Articles is #25,110 divided into 100 Ordinary Shares of #1 each ("the Ordinary Shares") and 25,000 Redeemable Non-Voting Preference Shares of #1 each ("the Preference Shares").

      The rights attaching to the Ordinary Shares and the Preference Shares respectively shall be as follows:

      (A)   AS REGARDS INCOME


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            (i)   The distributable profits of the company in respect of any financial year (insofar as they are sufficient) shall be applied first in paying to the holders of the Preference Shares a fixed noncumulative preferential net cash dividend (hereinafter called "the Preference Dividend") at the rate (calculated on the nominal amount paid up thereon) of eight per centum per annum of the nominal value of each of the Preference Shares held by them. Such Preference Dividend shall accrue from day to day with effect from the date of issue and shall be paid annually on 31st April ("the due date") in respect of the financial year to 31st January preceding, the first Preference dividend to be paid on 31st April, 1995 in respect of the financial year to 31st January, 1995. The Preference Dividend shall (notwithstanding any other provisions of these Articles and in particular notwithstanding that there has not been a recommendation of the Directors or resolution in General Meeting) immediately on the due date become a debt due by the Company and shall forthwith be paid to the holders of the Preference Shares unless the company has insufficient profits available for distribution and is thereby prohibited from paying dividends by the Act in which circumstances, such profits available for distribution as at the due date will be distributed among the holders of the Preference Shares pro rata and thereafter the entitlement of the holders of the Preference Shares to any further dividend will lapse.

            (ii) The Ordinary Shares shall confer on the holders thereof the right, in respect of any financial period of the Company, to participate in any surplus profits of the Company available for distribution and resolved to be distributed as shall remain after paying the Preference Dividend.

      (B)   CAPITAL

            On a return of assets on liquidation or otherwise, the assets of the Company remaining after the payment of its liabilities shall be applied first in paying to the holders of the Preference Shares the amount paid up or credited as paid up on such shares together with any sums due under paragraph (a)(i) above and accruals of the Preference Dividend calculated down to the date of return of capital and payable irrespective of whether such Preference Dividend has been declared or earned or not, and subject thereto, the balance of such assets shall be distributed


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            amongst the holders of the Ordinary Shares ratably according to the amount paid up or credited as paid up on such shares.

      (C)   AS TO VOTING

            (i) The holders of Preference Shares shall be entitled to receive notice of all General Meetings of the Company but shall not be entitled to attend or vote at any General Meeting of the Company.

            (ii) The holders of the Ordinary Shares shall be entitled to receive notice of and to attend and vote at any General Meeting of the Company.

      (D)   AS REGARDS REDEMPTION

            The following provisions shall have effect with regard to the redemption of the Preference Shares:

            (i) Subject to the provisions of the Act, by notice in writing ("the Redemption Notice") the Company shall redeem all but not less than all the Preference Shares held by any holder of Preference Shares on 31st December 1996.

            (ii) Any Redemption Notice shall specify the particular shares to be redeemed, the date of redemption and the place in the United Kingdom at which the certificates for such shares are to be presented for redemption whereupon each of the holders of the shares concerned shall be bound to deliver to the Company at such place the certificates for such of the shares concerned as are held by him in order that the same may be canceled. Upon such delivery, the Company shall pay to such holder the amount due to him in respect of such redemption.

            (iii) There shall be paid on each of the Preference Shares redeemed the sum of #1 per share together with a sum equal to any arrears or accruals of the Preference Dividend calculated on a daily basis down tot he date of redemption whether such dividends have been declared or earned or not and the Preference Dividend shall cease to accrue from that date unless


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                  upon delivery up of the certificate for such shares payment of the redemption monies shall be refused.

            (iv) If the Company shall be unable, in compliance with the provisions of the Act, to redeem all or any of the Preference Shares in accordance with the provisions of this Article on the date specified in this Article then the Company shall redeem such shares as soon after such date or dates as the Company shall be able to comply with the provisions of the Act; and for so long as any Preference Shares remain unredeemed after their due date for redemption because of the Company's inability to comply with the provisions of the Act as aforesaid the Company shall not pay any dividend or make any distribution to the holders of Ordinary Shares.

            (v) Upon each occasion where redemption is to be made amongst more than one holder of Preference Shares, redemption shall be made amongst the holders of the Preference Shares pro rata according to the number of shares held by such holders at the date of redemption.

                               ALLOTMENT OF SHARES

4.1 The Directors are generally and unconditionally authorized to allot relevant securities (within the meaning of Section 80(2) of the Act) on such terms and at such time or times as they may in their discretion think fit; provided that:

      (a) the maximum nominal amount of relevant securities to be allotted in pursuance of such authority shall be the aggregate nominal amount of the unissued shares in the capital of the Company from time to time while this authority is in favor; and

      (b) this authority shall expire, unless sooner revoked or altered by the Company in general meeting, on the expiry of the period of five years from the date of the passing of the resolution by virtue of which this Article was adopted as part of the Articles provided that the company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.


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4.2   Section 89(1) of the Act shall not apply to any allotment of shares in the
      Company:

                               INCREASE IN CAPITAL

5. The Company may by Special Resolution increase its share capital by new shares of such amount as the resolution prescribes.

6. The Company shall be entitled, but shall not be bound, to recognize in such manner and to such extent as it may think fit any trusts in respect of any of the shares of the Company.. Notwithstanding any such recognition, the Company shall not be bound to see to the execution, administration or observance of any trust (whether express, implied or constructive) in respect of any shares of the Company and shall be entitled to recognize and give effect to the acts and deeds of the holders of such shares as if they were the absolute owners thereof. For the purpose of this Article, "trust" includes any right in respect of any shares of the Company other than an absolute right thereto in the holder thereof for the time being or such other rights in case of transmission thereof as are mentioned in Table A.

                                      LIEN

7. The Company shall have a first and paramount lien on every share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, ad the Company shall also have a first and paramount lien on all shares registered in the name of any person (whether solely or jointly with others) for all moneys owing to the Company from him or his estate either alone or jointly with any other person whether as a member or not and whether such moneys are presently payable or not. The Directors may at any time declare any share to be wholly or partly exempt from the provisions of this Article. The Company's lien on a share shall extend to all dividends and other payments or distributions payable or distributable thereon or in respect thereof.

8.1 Except with the consent in writing of all the members of the Company, any Shares in the capital of the Company which are from time to time unissued shall, before issue, be offered by the Directors in the first instance to all members of the Company holding shares of the same class at the date of the offer and thereafter to members then holding shares of every other class and that in each case in proportion as nearly may be tot he aggregate amounts paid up or credited as paid up on the shares of the class or classes held by such


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      members respectively. Every such offer shall be in writing, shall be on identical terms for each holder, shall state the number of the shares to be issued, the terms of issue, and shall be subject to the following conditions, which shall be incorporated in such offer:

      (a) that any acceptance thereof (which may be as regards all or ______ of the shares offered) shall be in writing and be delivered to the office within a period of 14 days from the date of __________ of the said offer;

      (b) that in the event of the aggregate number of shares accepted ______ exceeding the number of shares included in such offer, the _____ holders accepting shall be entitled to receive, and bounds ____ accept, an allocation of either the number of shares accepted ________ by them respectively or a proportionate number of the
            ________ offered according to the proportion which the number of
            __________ paid Ordinary Shares held by the accepting holder bears
            ________ aggregate number of fully paid Ordinary Shares held by
            _________ accepting holders at the date of the offer, whichever ____ less; and

      (c) that any holders to whom such offer shall have been made ________ whose requirements shall not have been fully met by such _______ allocation shall further be entitled to receive, and bound ______ accept, an allocation among them of any surplus shares _______ proportion, as nearly as may be, to the number of shares ______ accepted by them respectively in excess of the number of to which they may respectively be entitled on the first allocation thereof as aforesaid.

      The regulations regarding the service of notices contained in _____________ shall apply to any offers made by the Directors in the terms of _________ Article.

8.2 If any such offer shall not be accepted in full, the Directors _______ within three months after the date of such offer dispose of any ________ ordinary shares comprised therein and no accepted as aforesaid _______ such person or persons as they may think fit but only at the ________ price upon the same terms as to payment, if any, as were specified in such offer.

                               TRANSFER OF SHARES


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9.    The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register a transfer of any share whether or not it is a fully paid share.

                               NUMBER OF DIRECTORS

10. Unless otherwise determined by Ordinary Resolution the number of Directors (other than alternate Directors) shall not be less than one and shall not be subject to any maximum. In the event of there being a sole Director the Articles shall be construed accordingly.

                               POWERS OF DIRECTORS

11. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company in such manner as they think fit, including the exercise thereof in favor of any resolution appointing them or any of their number directors or officers of such other company or voting or providing for the payment of remuneration to the directors or officers of such other company.

                            PROCEEDINGS OF DIRECTORS

12. A Director may as a Director vote and be counted as one of a quorum upon a motion in respect of any contract, matter or arrangement which he shall make with the Company or in which he shall be in any way interested provided that he shall first have disclosed the nature of his interest to the Directors.

13. Any Director (including an alternate Director) or member of a committee of the Directors, may participate i a meeting of the Directors, or such committee, by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting.

                                    INDEMNITY

14. Subject to the provisions of the Act every Director or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur:


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      (a)   in defending any proceedings, whether civil or criminal, in which decree is given in his favor or in which he is acquitted or which are otherwise disposed of without any finding or admission of any material breach of duty of his part, or

      (b)   in connection with any application under Section 144(3) or (4) or
            Section 727 of the Act in which relief is granted to him by the court from liability in respect of any act or omission done or alleged to be done by him as an officer or employee of the Company.


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